UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 6, 2008

THE CHILDREN’S PLACE RETAIL STORES, INC.

(Exact Name of Registrants as Specified in Their Charters)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

915 Secaucus Road, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 7, 2008, The Children’s Place Retail Stores, Inc. (the “Company”) issued a press release regarding the Company’s sales results for the fiscal month, quarter and year each ending February 2, 2008.

A copy of a press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated in this Item 2.02 by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(a)

The Children’s Place Retail Stores, Inc. (the “Company”) announced on February [7], 2006 that it will request a hearing before the Nasdaq Listing Qualifications Panel in response to the Company’s receipt of a Nasdaq Staff Determination letter dated February [6] 2008. The letter relates to the Company’s non-compliance with Marketplace Rules 4350(e) and 4350(g). The Company did not hold an annual meeting of shareholders in 2007 because it did not have the requisite financial statements. Securities and Exchange Commission Rules require that Company’s annual report for the fiscal year ended February 2, 2008 accompany any solicitation of proxies for the next annual meeting of shareholders. The Company intends to hold an annual meeting of stockholders and to solicit proxies for such meeting as soon as practicable after its Annual Report on Form 10-K for the fiscal year ended February 2, 2008 has been filed with the Securities and Exchange Commission.

A copy of the press release issued by Company announcing receipt of the NASDAQ Staff Determination Letter is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit 99.1 Press release issued by the Company dated February 7, 2008

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2008

THE CHILDREN’S PLACE RETAIL STORES, INC.

	By:	/s/ Susan J. Riley
Name: Susan J. Riley Title: Executive Vice President, Finance and Administration